UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CKX Lands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CKX LANDS, INC.

2417 Shell Beach Drive

Lake Charles, Louisiana 70601

Tel. 337-493-2399

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY MAY 6, 2021

The Annual Meeting of the Shareholders of CKX Lands, Inc., will be held at 2417 Shell Beach Drive, Lake Charles, Louisiana 70601, on Thursday, May 6, 2021, at 10:00 a.m., central time, for the following purposes:

1.	To elect directors;

2.	To vote on a proposal to ratify the appointment of MaloneBailey LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021;

3.	To vote on a proposal to approve, in a non-binding, advisory vote, the compensation of our named executive officers;

4.	To vote on a proposal to approve the CXK Lands, Inc. Stock Incentive Plan; and

5.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 31, 2021, are entitled to notice of and to vote at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE YOUR PROXY AND RETURN IT THROUGH ONE OF THE PERMISSIBLE MEANS OF VOTING LISTED ON THE CARD. IF YOU VOTE BY MAIL, RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SPECIAL NOTICE CONCERNING THE COVID-19 PANDEMIC

The number of persons admitted entry to the Annual Meeting may be limited under any local, state or federal government restrictions related to the COVID-19 pandemic that are in effect on the meeting date. So that your vote will be counted, we urge you to complete, sign, date and return your proxy rather than depending on attending the meeting and voting in person.

/s/ W. Gray Stream
W. Gray Stream President and Treasurer

April 9, 2021

IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF PROXY MATERIALS FOR THE

2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2021

This Proxy Statement, the form of Proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.envisionreports.com/ckx.

CKX LANDS, INC.

2417 Shell Beach Drive

Lake Charles, LA 70601

PROXY STATEMENT

This proxy statement and the CXK Lands, Inc. annual report to shareholders on Form 10-K are first being made available to shareholders on or about April 9, 2021.

The Board of Directors of CKX Lands, Inc. (“CKX Lands” or the “Company”) is soliciting your proxy to vote your shares of the Company’s common stock in connection with the Company’s 2021 Annual Meeting of Shareholders or any adjournments or postponements of the meeting. The meeting will be held on Thursday, May 6, 2021, at 10:00 a.m., central time, at 2417 Shell Beach Drive, Lake Charles, Louisiana 70601. You may revoke your proxy at any time prior to it being voted by:

●	giving written notice to the Secretary of the Company,
●	submitting a later dated proxy through any of the permissible means of voting listed on the enclosed proxy card, or
●	by voting in person at the meeting.

The Company is paying all expenses of preparing, printing, and mailing the proxy statement and all materials used in this solicitation. Proxies may also be solicited in person or by telephone or fax by directors, officers and other employees of the Company, none of whom will receive additional compensation for such services. The Company will also request brokerage houses, custodians and nominees who are record owners of the Company’s common stock and who hold the stock on behalf of beneficial owners to forward these materials to the beneficial owners and will pay the reasonable expenses of such persons for forwarding the material.

On March 31, 2021, CKX Lands had outstanding 1,942,495 shares of common stock, its only class of stock, which was held by 403 shareholders of record. Only shareholders of record at the close of business on March 31, 2021, will be entitled to receive notice of and to vote at the meeting. With respect to all matters that will come before the meeting, each shareholder may cast one vote for each share registered in his or her name on the record date. The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be decided by a plurality vote and the approval of the independent auditor, the non-binding advisory vote on our executive compensation, and the vote to approve the CKX Lands, Stock Incentive Plan will be decided by a majority of the votes cast at the meeting in person or by proxy. Abstentions will have no effect on the calculation of the vote on any matter at the meeting.

If you are the record holder of your shares, then the shares represented by your properly executed proxy card will be voted at the meeting in accordance with your directions set forth on the proxy, unless you revoke it. If you do not specify a choice on the proxy, the shares will be voted FOR the election of all director nominees, FOR the ratification of the engagement of MaloneBailey LLP as auditors, FOR the approval of the compensation of the Company’s named executive officers and FOR the approval of the Stock Incentive Plan. The proxy also gives authority to the proxy holders to vote your shares in their discretion on any other matter that properly comes before the meeting.

If you hold your shares in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that firm, bank or nominee. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You will receive instructions from your broker, bank or other nominee that you must follow in order for your broker, bank or other nominee to vote your shares according to your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If you are a beneficial owner of shares held in street name and you wish to vote in person at the annual meeting, you must obtain a legal proxy from the organization that holds your shares.

If the organization that holds your shares does not receive instructions from you on how to vote your shares, then under the rules of various national and regional securities exchanges, the organization may generally vote your shares in its discretion on routine matters, but it cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote, and therefore cannot vote, on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” The election of directors (Item 1), matters relating to executive compensation (Item 3) and the vote to approve the Stock Incentive Plan (Item 4) are non-routine matters, so brokers may not vote your shares on Items 1, 3 or 4 if you do not give specific instructions on how to vote. We encourage you to provide instructions to your broker or nominee regarding these proposals so your shares will be voted.

The ratification of the engagement of the Company’s independent auditors (Item No. 2) is a matter that we believe will be considered routine. Therefore, no broker non-votes are expected to occur in connection with Item No. 2.

Broker non-votes will be counted as present at the shareholders’ meeting for the purposes of calculating a quorum but will not be counted as present for any other purpose or as a vote cast for or against a matter. Thus, we believe broker non-votes will have no effect on any matter at the meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides information as of March 31, 2021, concerning the beneficial ownership of the Company’s common stock by each director, each director nominee, each executive officer, all directors and executive officers as a group, and each person known by CKX Lands to own beneficially more than 5% of the outstanding shares of Common Stock. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to shares listed below. The address of the directors, nominees and executive officers listed below is c/o CKX Lands, Inc., 2417 Shell Beach Drive, Lake Charles, LA 70601.

Name of Beneficial Owner	Number Beneficially Owned	Percent of Class
5% Shareholders:
Gate City Capital Management, LLC(1)	165,584	8.52%
Directors, Nominees and Executive Officers:
Lee W. Boyer	2,962	*
Keith Duplechin	1,200	*
Edward M. Ellington, II	1,000	*
Daniel J. Englander(2)	52,180	2.69%
Max H. Hart(3)	9,805	*
Eugene T. Minvielle, IV	1,000	*
William Gray Stream(4)	104,197	5.36%
Mary Leach Werner(5)	21,276	1.10%
Michael B. White(6)	369,610	19.03%
All directors and executive officers as a group	563,230	29.00%

*	Less than 1%.

(1)

Based on information reported in a Schedule 13G dated February 11, 2021 filed by Gate City Capital Management, LLC (“Gate City”) and Michael Melby, its managing member, 425 S. Financial Place, Suite 910 A, Chicago, IL 60605. The report states that Gate City serves as an adviser to certain private funds and managed accounts that hold the reported shares. The report further states that Gate City and Mr. Melby have the sole power to vote or direct the vote of 74,646 shares and the sole power to dispose or direct the disposition of 165,584 shares.

(2)	Consists of 52,180 shares owned by a partnership of which Mr. Englander is the sole general partner.

(3)

Includes 3,500 shares owned by a trust of which Mr. Hart is a co-trustee; 2,200 shares owned by a trust of which Mr. Hart is a co-trustee; and 1,000 shares owned by a limited liability company of which Mr. Hart is a manager. Mr. Hart does not have sole voting and/or investment power over these 6,700 shares. Mr. Hart does have sole voting and/or investment powers over the remaining 3,105 shares.

(4)

Includes 8,250 shares owned by a partnership of which Mrs. Werner is a partner and 11,250 shares owned by a corporation of which Mrs. Werner is a director. Mrs. Werner does not have sole voting and/or investment power over these 19,500 shares. Mrs. Werner does have sole voting and/or investment power over the remaining 1,776 shares.

(5)

Consists of 9,622 shares directly beneficially owned by Mr. Stream and over which he has sole voting and investment power; 34,000 shares owned by a limited partnership of which the general partner is a corporation that Mr. Stream is president and a shareholder of, and over which he shares voting and investment power; 15,037 shares owned by a limited liability company of which Mr. Stream is sole manager and a member and over which he has sole voting and investment power; 2,050 shares owned by Mr. Stream’s grandmother over which Mr. Stream has power of attorney and over which he shares voting and investment power; 35,644 shares owned by a limited liability company of which Mr. Stream is an officer and over which he shares voting and investment power; and 7,844 shares owned by a limited liability company over which Mr. Stream shares voting and investment power. Mr. Stream disclaims beneficial ownership of all the shares that are not directly beneficially owned by him, except to the extent of his pecuniary interest therein, if any.

(6)	All shares owned are by a limited liability company of which Mr. White is sole manager and sole member. Mr. White has sole voting and/or investment power over these shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors and more than 10% shareholders to file with the Securities and Exchange Commission (“SEC”) reports on prescribed forms of their ownership and changes in ownership of Company stock and furnish copies of such forms to the Company. Based solely upon a review of the Form 3, 4 and 5 filings received from or filed by CKX Lands, Inc. on behalf of reporting persons during the most recent fiscal year, CKX Lands, Inc. is not aware of any failure to file on a timely basis any Form 3, 4 or 5 specifically during the most recent fiscal year, other than the following: Mr. Duplechin filed on March 20, 2020 a Form 4 reporting his purchase of 200 shares, which was due on March 19, 2020, and Mr. Ellington filed on June 2, 2020 a Form 4 reporting his purchase of 1,000 shares, which was due on May 15, 2020.

ITEM 1: ELECTION OF DIRECTORS

The By-Laws of the Company specify that the Board fixes the number of directors from time to time, but the number may not be less than five nor more than fifteen. The Board has fixed the number of directors at nine. Each director will hold office for one year and until either his or her successor is elected and qualified or there is a decrease in the number of directors. On the recommendation of the Nominating Committee, the Board of Directors has nominated the persons listed below for election as director. If a nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute. All nominees have been with the same organization and in the same position as listed below for the past five years unless noted. The table below also includes the specific qualifications and experience of each nominee that led to the conclusion that the nominee should serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

Name	Age	Experience and Qualifications	Director Since
Lee W. Boyer	63	Retired Partner of Stockwell, Sievert, Viccellio, Clements & Shaddock, L.L.P. law firm and Secretary of CKX Lands, Inc. Former President and Treasurer of CKX Lands, Inc.; Former President, Second University Homesites, Inc.; Manager, Jones-Boyer, LLC; Manager, Boyer Properties, LLC, which are residential and commercial property management companies. Director, Mallard Bay, LLC, a land management company. Mr. Boyer’s experience in land management and real estate makes him qualified to serve as a director.	2016
Keith Dupleschin	59	Principal, First Capital Group, LLC and AdSource, LLC. Mr. Duplechin’s experience in land management, real estate, banking, and financial matters make him qualified to serve as a director.	2018
Edward M. Ellington, II	67	Retired Senior Vice President and financial adviser, Morgan Stanley Private Wealth (2012 to 2017); Manager, EME Holdings, LLC, a private investment holding company with investments concentrated in real estate; financial adviser, Merrill Lynch Private Wealth, from 1972 to 2012. Mr. Ellington’s long career in investment management and experience in financial matters, real estate and banking make him qualified to serve as a director.	2019
Daniel J. Englander	52

Founder and managing partner of Ursula Capital Partners, an investment management firm. Director, America’s Car-Mart, Inc. (NASDAQ), an automotive retailer, since 2007 and Copart, Inc. (NASDAQ), a provider of online auctions and vehicle remarketing services, since 2006. From 1994 to 2004, investment banker with Allen & Company, a New York-based merchant bank. Mr. Englander’s qualifications to serve on the board include his financial and investment experience and his experience as a director of other public companies. He also brings operational and strategic expertise, as well as business development expertise, to the board.

			2018
Max H. Hart	62	Principal, Haas-Hirsch Interests, a land management company. Mr. Hart’s experience in land management, oil and gas leasing activities, forestry, farming and rights of way makes him qualified to serve as a director.	2016
Eugene T. Minvielle, IV	47	Financial Professional, MSE Partners, LLC. Mr. Minvielle’s experience in oil and gas and financial reporting, including past experience as chief financial officer of an upstream oil and gas company, make him qualified to serve as a director.	2017
William Gray Stream	41

President and Treasurer of CKX Lands, Inc. since July 15, 2020. President, Matilda Stream Management, Inc., an investment holding company that, among other things, indirectly owns and operates approximately 100,000 acres of land in Louisiana and provides wetland habitat restoration services. Director, Waitr Holdings Inc. (NASDAQ), an on-demand food ordering and delivery company, since 2014. Mr. Stream’s experience in oil and gas, timber, agriculture, wetlands, ranching and commercial and residential real estate makes him qualified to serve as a director. Also, he previously served as a director of CKX Lands from 2006 to 2017 and was Chair of the Audit Committee from 2011 to 2017.

			2018
Mary Leach Werner	53	Vice President and Director of North American Land Co., LLC and Vice President and Director of The Sweet Lake Land & Oil Co., LLC, both land management companies. Mrs. Werner’s experience in land management and oil and gas activities makes her qualified to serve as a director.	2004
Michael B. White	64	Oil and gas ventures, farmland and timberland investments, sole manager of Ottley Properties, LLC, an investment holding company. Mr. White’s experience in oil and gas, farmland and timberland make him qualified to serve as a director.	2013

The Board of Directors determined that director nominees Ellington, Englander, Duplechin, Hart, Minvielle, and White are “independent directors” as defined under the rules of the NYSE American. In connection with this assessment, the Board of Directors also determined that Messrs. Ellington, Englander and Minvielle are independent within the meaning of the NYSE American standards currently in effect and Rule 10A-3 of the Exchange Act applicable to members of the Audit Committee, and that Messrs. Englander, Hart and Minvielle are independent under the standards applicable to members of the Compensation Committee.

Each of the Company’s directors is requested to attend the Annual Meeting in person. Due to the COVID-19 pandemic, seven of the Company’s nine directors then serving attended the Company’s 2020 Annual Meeting of Shareholders in person and two participated by teleconference.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Michael B. White serves as the Independent Chairman of the Board of Directors. Mr. White is also the Company’s largest shareholder. The Board believes that leadership of the Board by a director who is not part of Company management provides a layer of independent oversight that benefits the Company’s shareholders and is therefore appropriate.

Independent Directors meet at least annually in executive session without non-independent or management Directors in attendance. During 2020, independent Directors met four times in executive session.

CKX Lands’ Board of Directors administers its risk oversight responsibilities by requiring specific Board authorization of all non-routine activities of the Company and through its Audit Committee’s quarterly review of the Company’s financial statements, discussions of management activities and communication with external auditors.

During 2020, the Board of Directors held a total of five meetings. No director attended fewer than 75% of the aggregate of board meetings held while he or she was a director and meetings of committees of which he or she was a member during 2020.

HEDGING POLICY

The Company’s insider trading policy prohibits hedging transactions. The policy applies to all directors; employees; other persons, including service providers, who have access to the Company’s confidential information; and any other person designated by the Company’s Board of Directors as subject to the policy. The hedging prohibition in the policy is excerpted below:

Hedging transactions permit an individual to hedge against a decline in stock price. Because hedging may have the appearance of a bet against the Company, hedging transactions, whether direct or indirect, involving the Company’s securities are prohibited, regardless of whether the Insider knows Material, Non-Public Information.

Derivative securities transactions, whether or not entered into for hedging purposes, may also appear improper if there is any unusual activity in the underlying equity security. Accordingly, transactions involving CKXbased derivative securities are prohibited, whether or not you know Material, Non-Public Information. Derivative securities include options, warrants, stock appreciation rights, convertible notes or similar rights whose value is derived from the value of CKX common stock. Transactions in derivative securities include trading in CKX-based option contracts, transactions in straddles or collars, and writing puts or calls.

BOARD OF DIRECTORS COMMITTEES

The Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee. The membership of each committee during 2020 consisted solely of non-employee directors who met the independence standards established by the NYSE American, and the members of each committee as of the end of the 2020 fiscal year are set forth below:

Committee	Chair	Other Members

Audit	Minvielle	Ellington, Englander

Compensation	Englander	Hart, Minvielle

Nominating	Duplechin	Ellington, White

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information, and selects and appoints the independent registered public accountants. The Company has determined that Mr. Minvielle qualifies as “audit committee financial expert” under Item 407(d)(5) of Regulation S-K.  Each member of the Audit Committee meets the financial literacy requirements of the NYSE American.  During 2020, the Audit Committee held four meetings.  A copy of the Audit Committee’s charter is available on the company’s website, www.ckxlands.com. All committee members attended all Audit Committee meetings during 2020.

The Compensation Committee approves all executive compensation. The Compensation Committee does not have a charter. During 2020, the Compensation Committee held three meetings, and all members attended the all of the meetings. Executive officers do not participate in deliberations about or voting on their compensation or the compensation of directors. In light of the simplicity and relatively modest levels of the Company’s current executive and director compensation, the Company does not believe that there is any risk that could arise from its pay practices that would have a material adverse effect on it.

The Nominating Committee selects nominees for the Board of Directors. The Nominating Committee identifies individuals qualified to become directors and recommends them to the Board for directorships. The Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information. Please see “Shareholder Proposals.”

The Committee identifies and evaluates nominees on the basis of their education, business experience, integrity, and knowledge of Southwest Louisiana, particularly as it relates to land management. Nominees recommended by security holders will be evaluated by the same criteria. When identifying nominees for directorships, the Committee considers diversity of skills, experience and business background, and no specific minimum qualifications are required.

The Nominating Committee has in the past considered potential director candidates suggested by its members, other directors and management. Members on the committee and management have in the past interviewed potential candidates who were not incumbent directors, and the committee has then voted to recommend a slate of nominees to the Board.

The Nominating Committee does not have a charter and operates under a board resolution addressing the nominating process. During 2020, the Nominating Committee held two meetings. All members attended both meetings.

DIRECTOR COMPENSATION

The table below sets forth the compensation paid to our directors during 2020. Fees are paid only for each regular Board of Directors meeting.

		Member
Meeting	Chairperson	Attending	Non-Attending
Board of Directors	$1,000	$600	$200
Audit Committee	1,000	—	—
Compensation Committee	—	—	—
Nominating Committee	—	—	—

Actual compensation paid to Directors during 2020 is presented below:

Director	Fees Paid
Lee W. Boyer(1)	$3,000
Keith Duplechin	$2,400
Edward M. Ellington, II	$2,400
Daniel J. Englander	$2,000
Max H. Hart	$2,400
Eugene T. Minvielle, IV	$6,400
William Gray Stream	$1,200
Mary Leach Werner(1)	$1,900
Michael B. White	$1,600

(1)

Ms. Werner served as the Company’s secretary through July 15, 2020 and Mr. Boyer succeeded her in the position for the remainder of the year. Ms. Werner’s and Mr. Boyer’s compensation includes $300 per regular meeting attended as Company secretary.

Following his appointment as President and Treasurer, Mr. Stream declined to receive director’s fees.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

BY SHAREHOLDERS AND OTHER INTERESTED PARTIES

The Company’s Annual Meeting of Shareholders provides an opportunity for shareholders and others to ask questions directly of Directors on matters relevant to the Company. In addition, shareholders and other interested parties may, at any time, communicate with the full Board of Directors, any individual director or any group of directors, by sending a written communication to the full Board of Directors, individual director or group of directors at the following address: CKX Lands, Inc., P.O. Box 1864, Lake Charles, LA 70602.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Position	Year	Salary	All Other Compensation(3)	Total
W. Gray Stream, President and Treasurer(1)	2020	$0	$1,200	$1,200
	2019	—	2,000	$2,000

Lee W. Boyer, President and Treasurer(2)	2020	$56,667	$3,000	$59,667
	2019	80,000	2,400	82,400

(1)

Mr. Stream became President and Treasurer effective July 15, 2020. Under his Executive Employment Agreement with the Company, he is not entitled to any cash compensation for that position. Instead, he is entitled to receive restricted stock units and performance shares under the Stock Incentive Plan that the Company will adopt if it is approved by the Company’s shareholders at the Annual Meeting. See Item 4 of this Proxy Statement for more information.

(2)

Mr. Boyer served as President and Treasurer from August 1, 2018 through July 14, 2020. The Board set his annual salary at $80,000. After his retirement from that position, the Company paid Mr. Boyer $13,333 for transition services through October 15, 2020 in connection with the assumption by Mr. Stream of the position of President and Treasurer. The transition services compensation has been included in the “Salary” column above.

(3)

Consists solely of Board of Directors fees, including Secretary’s fees. Mr. Boyer became the Company’s Secretary effective July 15, 2020, and for that position he receives compensation of $300 for each regular Board meeting that he attends, in addition to regular director’s fees. Mr. Stream declined to receive director’s fees following his appointment as President and Director effective July 15, 2020.

Employment Agreements and Plans

The Board of Directors appointed William Gray Stream as the Company’s President and Treasurer effective July 15, 2020 (the “Effective Date”). In connection with his appointment, the Company and Mr. Stream entered into an Executive Employment Agreement effective on the Effective Date, which was amended on March 22, 2021 (as amended, the “Agreement”). The Agreement provides for a term of employment of three years. The Company can terminate the Employment Agreement without cause and Mr. Stream can terminate it without good reason at any time on 30 days’ notice. Mr. Stream is not entitled to any cash compensation under the Agreement. However, the Agreement does entitle Mr. Stream to receive restricted stock units and performance shares under the Stock Incentive Plan that the Company will adopt if approved by the shareholders at the Annual Meeting.

As provided in the Agreement, Mr. Stream’s restricted stock units would vest in increments over a three-year period starting on the Effective Date, and performance shares would vest in increments if the closing price of the Company’s common stock on the NYSE American equals or exceeds certain price targets for at least ten consecutive trading days. Stock awards that are not vested as of the date Mr. Stream’s employment ends would be forfeited, except that if:

●	the Company terminates Mr. Stream’s employment without cause,
●	Mr. Stream resigns with good reason,
●	Mr. Stream’s employment ends due to his death or disability, or
●	there is a change of control of the Company,

a pro rata amount of his unvested restricted stock units would vest according to the number of months of the vesting period that have elapsed, plus six months. Mr. Stream may recommend that the Board also grant awards under the plan to other persons who provide services to the Company. You can find more information about the plan and the awards that Mr. Stream is entitled to receive if the plan is approved and adopted under “Item 4: CKX Lands, Inc. Stock Incentive Plan” in this Proxy Statement.

The Company currently has no long-term compensation programs, stock option program or stock grants program.

The Company has no employment agreements other than the Agreement with Mr. Stream, nor any pension plans or profit-sharing plans.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company and Stream Wetlands Services, LLC (“Stream Wetlands”) were parties to an option to lease agreement dated April 17, 2017 (the “OTL”). The OTL provided Stream Wetlands an option to lease certain lands from the Company, subject to the negotiation and execution of a mutually acceptable lease form. Stream Wetlands paid the Company $38,333.00 upon execution of the OTL, and an additional $38,333.00 during each of the quarters ended March 31, 2018, March 31, 2019 and March 31, 2020 to extend the option for three periods of 12 months each through February 28, 2021. The Company renewed the OTL for another period of 12 months on February 28, 2021 in exchange for a payment by Stream Wetlands of $38,333.00, and Stream Wetlands may extend the option for three additional periods of 12 months upon payment of an additional $38,333.00 for each of those periods. Mr. Stream, the President and Treasurer and a director of the Company, is the president of Stream Wetlands.

Mr. Boyer, who served as the Company’s President and Treasurer through July 14, 2020 and is a director and the current Secretary of the Company, is a retired partner of Stockwell, Sievert, Viccellio, Clements, L.LP. (“Stockwell”). Beginning in August 2018, the Company rented office space from Stockwell. The Company paid Stockwell $750 per month as rent for office space and associated services, $2,000 per month to reimburse the firm for an administrative assistant and reimbursed Stockwell for miscellaneous office supplies. For the year ended December 31, 2020, the Company recorded $22,407 in total of such expense, of which $6,000 was rent expense. For the year ended December 31, 2019, the Company recorded $33,914 in total of such expense, of which $9,000 was rent expense. These expenses were paid through August 31, 2020 and Stockwell ceased providing these services to the Company on August 31, 2020.

ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MaloneBailey LLP, acted as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2020. The Audit Committee of the Board has selected MaloneBailey LLP as independent registered public accounting firm to audit our financial statements for 2021. Representatives of MaloneBailey LLP will attend the annual meeting, have an opportunity to make a statement if they so desire and, respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute proxy soliciting materials and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated into such a filing.

The Audit Committee of the Board of Directors has furnished the following report on the Company’s audit procedures and its relationship with its independent accountants for the twelve-month period ending December 31, 2020.

The Audit Committee has reviewed and discussed with the Company’s management and MaloneBailey LLP the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2020 fiscal year. The Audit Committee has also discussed with MaloneBailey LLP the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received from MaloneBailey LLP the written disclosures and the letter required by the PCAOB rules regarding auditors’ communications with audit committees about independence, and has discussed with MaloneBailey LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for its 2020 fiscal year for filing with the SEC.

The Board of Directors adopted a Charter governing the Audit Committee in January 2003. The Audit Committee is composed of independent directors as required by and in compliance with the listing standards of the NYSE American.

AUDIT COMMITTEE
Eugene T. Minvielle, IV (Chair) Edward M. Ellington, II Daniel J. Englander

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

For 2019 and 2020, MaloneBailey LLP was paid $50,000 and $47,000, respectively, solely for audit services. Audit service fees include fees for services performed for the recurring audit of the Company’s financial statements.

MaloneBailey, LLC was paid no audit-related fees, non-audit fees or tax fees during 2019 or 2020. Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Tax fees are for the preparation of the Company’s federal and state income tax returns and the state franchise tax return.

The Audit Committee has adopted policies and procedures which require the pre-approval of all audit and non-audit services to be performed by the independent auditor of the Company.

The Audit Committee may delegate, to one or more designated members of the Committee, the authority to grant pre-approvals of audit and permitted non-audit services. Any decision by such member or members to grant pre-approval shall be presented to the Committee at its next scheduled meeting. During 2020, there was no audit or non-audit work performed by the independent auditor which was not pre-approved by the Audit Committee prior to the engagement.

The Audit Committee has selected the firm of MaloneBailey LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021. Shareholder approval and ratification of this selection is not required by law or by the By-Laws of the Company. Nevertheless, the Board of Directors has chosen to submit it to the shareholders for their ratification as a matter of good corporate practice. A majority of the votes cast on the proposal to ratify the appointment of MaloneBailey LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021 must be voted in favor of the proposal for the proposal to be adopted. If the proposal is not adopted, the Audit Committee will take the vote into consideration in selecting independent auditors for the Company.

The Board of Directors recommends a vote FOR the appointment of MaloneBailey LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021.

ITEM 3: ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act amended the Exchange Act to require that the Company’s shareholders be provided an opportunity to vote whether to approve the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. As this “Say-on-Pay” vote is an advisory vote, it is not binding upon the Company, the Board of Directors, or Compensation Committee of the Board of Directors. However, the Board of Directors will take the results of this advisory vote under advisement. Also, this vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

In 2014 and 2020, the Company’s shareholders voted to hold an advisory vote on executive compensation every year.

We are asking shareholders to vote on the following proposal, which gives you the opportunity to endorse or not endorse our pay program for our Named Executive Officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Exchange Act.

“RESOLVED, that the shareholders of CKX Lands, Inc. (the Company) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative disclosures.”

The Board of Directors recommends that the shareholders vote FOR the proposal to approve the compensation of CKX Lands’ Named Executive Officers as disclosed in its proxy statement relating to its 2021 Annual Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules.

ITEM 4: CKX LANDS, INC. STOCK INCENTIVE PLAN

In connection with the appointment of W. Gray Stream as the Company’s President and Treasurer, the Company entered into an Executive Employment Agreement, as amended (the “Agreement”) with him in which Mr. Stream agreed to a compensation plan that is 100% stock-based. The Agreement entitles Mr. Stream to receive stock awards under a stock incentive plan if the shareholders approve the plan at the Annual Meeting. The Board believed that a stock-based compensation program would align Mr. Stream’s interests with those of the Company’s shareholders, and that a combination of time-based and performance-based stock awards would help the Board to both retain Mr. Stream and incentivize strong managerial performance. The Board believes that these objectives, if achieved, will help maximize long-term shareholder value.

If the shareholders approve the proposed Stock Incentive Plan included in this Proxy Statement (the “Plan”), the Board expects to adopt the Plan at its meeting on May 6, 2021. As of the date of this Proxy Statement, the Board had not made any determinations regarding specific awards it will make under the Plan.

The Company agreed in the Agreement with Mr. Stream to include certain terms in the Plan or in the agreements for awards made under the Plan. A summary of the material features of the Plan and the other terms required by the Agreement is below. This summary is not a complete description of all of the provisions of the Plan and the Agreement and is qualified in its entirety by the full text of the Plan and the Agreement. The full text of the Plan is attached as Appendix A to this Proxy Statement, and we have filed the full text of the Agreement and the first amendment to the Agreement as exhibits to our Current Reports on Form 8-K filed with the SEC on July 16, 2020 and March 25, 2021.

Authorized Shares

The number of shares of the Company’s common stock that would be authorized for issuance pursuant to awards under the Plan is 357,000 shares. This represents approximately 15.5% of the shares that would be outstanding if all shares under the Plan were issued, based on the number of shares actually outstanding as of the date of this Proxy Statement. Not more than 76,755 shares (or 21.5% of the total) can be issued in the form of time-based restricted stock units (“RSUs”), and not more than 280,245 shares (or 78.5% of the total) can be issued as performance shares. Similarly, approximately 21.5% of each award made under the plan must consist of RSUs and approximately 78.5% must consist of performance shares.

Eligibility and Administration

The Agreement provides that Mr. Stream may recommend to the Board that other persons providing services to the Company receive awards. Consequently, the Plan provides that both key employees who occupy responsible managerial and professional positions and consultants having the capability of making substantial contributions to the success of the Company are eligible for awards. Consultants must provide bona fide services to the Company that are not in connection with the offer or sale of securities in a capital-raising transaction. As of the date of this Proxy Statement, Mr. Stream is the only employee of the Company, and he had not yet recommended to the Board that any consultant receive an award under the Agreement and the Plan.

Subject to the terms of the Plan, the Board has the discretion to determine the terms of each award and to administer and interpret the Plan and all related documents and agreements. The Plan provides that the Board may delegate some or all of its authority under the Plan to a committee consisting of two or more persons who are non-employee directors and meet the independence requirements of the NYSE American.

Types of Awards

Awards under the Plan will consist of restricted stock units and performance shares.

Restricted Stock Units

RSUs entitle the holder to receive a number of shares, or cash equal to the fair market value of the shares (or an equivalent combination of shares and cash), on a specified date, subject to specific conditions, terms and restrictions imposed by the Board. The restrictions are intended to make the shares subject to a “substantial risk of forfeiture” under the Internal Revenue Code during a specified restriction period. The restrictions applicable to the grant or vesting requirements for the award, the length of the restriction period, and the terms and conditions that apply when the participant’s employment with or services to the Company terminate will be set forth in the award agreement.

Under the Agreement with Mr. Stream, RSUs must have a restriction period of three years commencing on July 15, 2020 and they will vest in increments each year during the restriction period. Specifically, 19.05% of the awarded RSUs will on July 15, 2021, an additional 33.33% will vest on July 15, 2022, and the remaining RSUs will vest on July 15, 2023. Vested RSUs will be settled by the issuance of a number of shares of CKX Lands, Inc. common stock corresponding to the number of vested RSUs. Shares for vested RSU’s must be issued no later than 60 days following the vesting date.

Performance Shares

Performance shares represent the right to receive an amount valued by reference to a number of shares, payable in cash or shares or a combination thereof, based upon the degree to which the Company attains set performance measures within a specified time period as determined by the Board and set forth in the related performance share agreement. The Board may further condition any grant of performance shares upon any restrictions it considers appropriate. The Plan specifies the performance measures the Board may choose from in making an award, which include, among many other measures, earnings, operating income, revenues, return on equity, return on assets, total stockholder return and stock price. The Board can set the targeted level of performance on an absolute basis or relative to a group of peer companies it selects, relative to internal goals or relative to performance levels attained in prior years.

Under the Agreement, an agreed upon percentage of performance shares will vest if the closing price of the Company’s common stock on the NYSE American equals or exceeds the following price targets for at least 10 consecutive trading days during the three-year period starting July 15, 2020, as follows:

	Price Target	Required Timing	Percentage of Award That Will Vest
1	$10.00	If price target is reached in first year	11.27%
2	10.00	If price target is not reached in first year but is reached in second year	8.12%
3	10.00	If price target is not reached in first or second year but is reached in third year	4.87%
4	11.00	If price target reached any time award outstanding	18.47%
5	12.00	If price target reached any time award outstanding	16.86%
6	13.00	If price target reached any time award outstanding	22.37%
7	15.00	If price target reached any time award outstanding	31.03%

As of the date of this Proxy Statement, the first, fourth and fifth targets above had been achieved, which will result in at least 46.6% of a Participant’s Performance Share award being vested upon the date of grant. The closing price of our common stock on the NYSE American on April 6, 2021 was $13.25 per share.

Vested performance shares will be settled by the issuance of a number of shares of CKX Lands, Inc. common stock corresponding to the number of vested performance shares. Shares for vested performance shares must be issued no later than 60 days following the vesting date.

Shares Available for Issuance

The following rules determine how the number of shares used for awards under the Plan are counted and therefore how they reduce the shares remaining available for awards under the Plan:

●

We must reserve one share for each restricted stock unit that may be settled in shares. We must also reserve sufficient shares to allow for the issuance of the maximum number of shares that may be awarded under an agreement regarding performance shares. Any awards that may not be settled in shares do not require a reserve.

●	Shares issued and withheld by the Company to satisfy a participant’s tax withholding obligation with respect to any award are counted as used.

●

Shares subject to an award are not counted as used unless and until they are actually issued and delivered to a participant. Therefore, shares that we reserve for issuance with respect to awards that expire, are forfeited or canceled or settled without the delivery of shares, or with respect to which performance terms are not met, will again become available for issuance under the Plan.

●

If we issue shares subject to an award under the Plan but later reacquire them for reasons like forfeiture or repurchase of restricted stock or other award, those shares again become available for use under the Plan.

The Board may make equitable adjustments to the number of shares available for issuance under the Plan or any award (as well as the other terms of an award) in response to changes in the Company’s corporate capitalization, certain corporate transactions or certain other changes in our corporate structure.

Other Terms

Rights as Shareholder; Transferability

Except as otherwise provided in an award agreement, a participant is entitled to receive any dividends declared after the vesting of RSUs or performance shares and to exercise voting rights with respect to shares subject to the vested portion of awards that have not yet been issued to the participant. Unvested, unexercised or unpaid awards are generally not transferable.

Termination of Employment or Service and Acceleration

Subject to exemption from or compliance with the requirements of Internal Revenue Code Section 409A governing nonqualified deferred compensation, the Board may provide in the award agreement for automatic accelerated vesting, lapse of any restrictions and any other rights upon the occurrence of events or conditions as specified in the applicable agreement, like a change in control. A “change of control” is defined in the Plan to include the acquisitions by certain persons or more than 50 percent of our then outstanding shares, certain specified business combinations, certain changes in our Board, or a complete liquidation or dissolution of our Company.

Under the Agreement with Mr. Stream, if he is terminated by the Company without cause, if he ends his employment with good reason, or if there is a change of control of CXK Lands, then:

●

a pro rata portion of Mr. Stream’s RSUs and the RSUs of the other grantees under the Agreement will vest according to the number of months of the vesting period that have elapsed as of the date of termination, plus six months, and the remainder will be forfeited, and

●	their unvested performance shares will be forfeited.

The same result will apply to Mr. Stream’s awards if his employment terminates by reason of his death or disability.

Any awards of any grantee under the Agreement that are not vested or accelerated at the time either Mr. Stream’s or the grantee’s employment or service with CKX Lands terminates will be forfeited.

Amendment and Termination of the Plan

The Board may at any time terminate or amend the Plan, as long as the termination or amendment does not adversely affect the rights of any holder of an outstanding award without that holder’s written consent. To the extent required by law or applicable exchange listing rules, no amendment of the Plan will be effective without shareholder approval. Currently, the following amendments would require shareholder approval:

●	any material increase in the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction);

●	any material increase in benefits to participants, including any material change to extend the duration of the Plan;

●	any material expansion of the class of participants eligible to participate in the Plan; and

●	any expansion in the types of awards provided under the Plan.

The Board may, without consent of the shareholders or the affected participants, amend outstanding awards and the related agreements in response to changes in law or in any manner that does not adversely affect the participants and is consistent with the terms of the Plan.

We may not grant awards under the Plan later than ten years after our shareholders approve the Plan, but the Plan and all awards granted under the Plan before that date will remain in effect until they have been paid or terminated in accordance with their terms.

Tax Withholding

The Plan provides that we have the right to deduct or withhold from any cash or property payable to a participant under the Plan, or to require the participant to pay to us, an amount sufficient to satisfy any federal, state, local and foreign withholding requirements with respect to any taxable event arising as a result of the Plan, such as payments pursuant to or the lapse of restrictions with respect to awards (including withholding requirements under the Federal Insurance Contributions Act). With respect to withholding required upon the issuance of shares to a participant under the Plan, the participant may meet the withholding requirement by having us, if the Board consents, withhold shares with a fair market value as of the date the withholding obligation is incurred equal to the amount required to be withheld.

Miscellaneous Provisions

The Plan also contains other provisions, including provisions concerning the right of the Board to make non-uniform determinations under the Plan and to impose requirements relating to stock exchange, governmental agency or other approvals as conditions to the grant or exercise of awards under the Plan.

Interests of Certain Persons in the Proposal

Mr. Stream, who is our President and Treasurer and a director, has an interest in the proposal to adopt the Plan because he is an eligible participant under the Plan. He is the only officer or director with an interest in the approval of the Plan.

The Board of Directors recommends that the shareholders vote FOR the proposal to approve the CXK Lands, Inc. Stock Incentive Plan.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company had not been informed of any matters to be presented by, or on behalf of, the Company or its management, for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote on such matters according to their best judgment.

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for 2020 accompanies this Proxy Statement.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors and return it at once in the enclosed envelope. Shareholders can also access the proxy material at www.envisionreports.com/ckx.

SHAREHOLDER PROPOSALS

A shareholder who intends to present a proposal relating to a proper subject for shareholder action at the 2022 annual meeting of shareholders and who wishes the proposal to be included in the Company’s proxy materials for that meeting must cause the proposal to be received, in proper form and in compliance with SEC Rule 14a-8 at the Company’s corporate office no later than December 10, 2021. If a proposal is not submitted timely, it will not be considered for inclusion in the proxy statement for the 2022 annual meeting.

Our By-Laws govern the submission of nominations for director and other business proposals that a shareholder wishes to have considered at a shareholders’ meeting, but that are not included in our proxy materials for the meeting. Shareholder nominations or proposals may be made by eligible shareholders only if timely written notice has been given pursuant to the By-Laws. To be timely for the 2022 annual meeting of stockholders, the notice must be received at our corporate office at the address set forth on page 1 no earlier than the close of business on January 6, 2022 and not later than the close of business on February 5, 2022. The By-Laws specify what such notices must include.

BY ORDER OF THE BOARD OF DIRECTORS

Lake Charles, Louisiana

April 9, 2021

APPENDIX A

CKX LANDS, INC.

STOCK INCENTIVE PLAN

SECTION 1

GENERAL PROVISIONS

1.1         Purpose. CKX Lands, Inc. hereby adopts this stock incentive plan (the “Plan”) to provide: (a) incentives to attract able persons to remain in or to enter the employ of the Company; (b) a means whereby Eligible Participants, upon whom the responsibilities of the successful administration, management, planning, and/or organization of the Company may rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company; and (c) Eligible Participants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term by reinforcing the relationship between Eligible Participants’ rewards and stockholder gains.

1.2         Types of Awards. Awards under the Plan may be made to Eligible Participants in the form of (a) Restricted Stock Units and (b) Performance Shares.

1.3        Effective Date. The Plan, as amended and restated hereby, shall be effective on the date that it is approved by the Company’s stockholders at a duly called meeting of the stockholders and adopted by the Board at a duly called meeting of the Board following such stockholders’ meeting (the “Effective Date”).

1.4         Compliance with Applicable Agreements. Notwithstanding anything else in this Plan or an Agreement to the contrary, the terms and conditions of any Award shall comply with any applicable employment or consulting agreement between the Company and a Participant, as it may be amended from time to time.

SECTION 2

DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1         “Agreement” means the written agreement evidencing an Award granted to the Participant under the Plan.

2.2        “Applicable Law” means the laws, rules and regulations relating to the administration of stock option plans and other stock incentive plans under Louisiana law relating to corporations, applicable federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws, rules and regulations of any country or jurisdiction where Awards are granted under the Plan.

2.3         “Award” means an award granted to a Participant under the Plan that is a Restricted Stock Unit or a Performance Share, or a combination of these.

2.4         “Board” means the Board of Directors of the Company, or, to the extent of any authority delegated to a Committee pursuant to Section 3, the Committee.

2.5         “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)         the acquisition (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50 percent of the then outstanding shares of common stock of the Company; or

(b)         the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the consummation of the acquisition by the Company of assets of another corporation (each of the foregoing, a “Business Combination”), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving or resulting from such Business Combination (or of a corporation which as a result of such transaction controls the Company or owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the common stock of the Company; or

(c)         individuals who, as of the close of business on the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d)         approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.6         “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.7         “Committee” means such committee as may be appointed by the Board to administer this Plan pursuant to Section 3.

2.8         “Company” means CKX Lands, Inc., a Louisiana corporation, and its affiliates and subsidiaries, and their respective successors and assigns.

2.9        “Consultant” means any natural person, including an advisor or independent contractor (a) who is engaged to provide bona fide services to the Company, provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities or (b) whom a Director or key employee determines to have provided, or may in the future provide, valuable services to the Company.

2.10         “Director” means any individual who is a member of the Board; provided, however, that any Director who is employed by the Company shall also be considered an employee for purposes of the Plan.

2.11         “Disability” shall have the meaning ascribed to such term in the applicable Agreement or if not therein defined, shall have such meaning as determined by the Board from time to time.

2.12         “Effective Date” shall have the meaning ascribed to such term in Section 1.3 hereof.

2.13       “Eligible Participant” means (a) the executive officers and other key employees (including employees who are also Directors) of the Company who occupy responsible managerial and professional positions, or (b) Consultants, who, in each case of (a) and (b), have the capability of making substantial contributions to the success of the Company.

2.14         “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.15        “Fair Market Value” means, (a) if the common stock is not traded publicly, the fair market value as determined in good faith by the Board by the reasonable application of a reasonable valuation method and in accordance with Section 409A, including, but not limited to, (i) an independent valuation no more than 12 months old at the date of grant, (ii) a fair market valuation formula determined by the Board in good faith (which may take into consideration recent arms’ length transactions involving the sale or transfer of Shares), or (iii) a written report prepared by an experienced individual (who need not be independent) that takes into account all relevant factors, including control premiums or discounts for lack of marketability, all in compliance with the requirements of Section 409A; or, (b) if the common stock is traded publicly, (i) the closing sale price per Share on the date in question on the principal national securities exchange on which such Share is sold on such date, or, if no sale was reported on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Share is listed or admitted to trading; or, if such exchange is closed on such date, the last sales price reported for the Company’s Shares on the last preceding day on which the principal national exchange on which the such Share is sold was open, and if no sale of the Company’s Shares was reported on such preceding day, then the average of the closing bid and asked prices of the Share on such preceding day; or (ii) if the Share is not listed nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, on such date.

2.16         “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.17         “Participant” means an Eligible Participant to whom an Award has been granted.

2.18         “Permitted Transferee” means any member of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trust for the benefit of such family members or any partnership whose only partners are such family members.

2.19         “Performance Share” means an Award under Section 6 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Board shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Board shall establish at the time of such Award or thereafter.

2.20         “Plan” shall have the meaning ascribed to such term in Section 1.1 hereof, and as it may be further amended from time to time.

2.21        “Restricted Stock Unit” or “RSU” means a right granted under Section 5 of the Plan to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.

2.22         “Restriction Period” shall have the meaning ascribed thereto in the Agreement.

2.23         “Share” means one share of common stock, no par value, of the Company, and as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

SECTION 3

ADMINISTRATION

3.1        General. This Plan shall be administered by the Board or by a committee of the Board consisting of two or more Directors meeting the independence requirements of the NYSE American stock exchange or such other stock exchange on which the Company’s common stock is then listed, each of whom qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

3.2         Authority of the Board.

(a)         The Board shall have the right to interpret, construe and administer the Plan and Awards granted pursuant to the Plan, to select the Eligible Participants who are to receive an Award from time to time, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation the determination of the number of Restricted Stock Units and/or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Board may adopt, amend and rescind such rules, regulations and procedures for the administration of this Plan as it deems appropriate.

(b)         Subject to Section 11 of the Plan, the Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c)         If the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d)         The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by a Participant. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan or a “separation from service” within the meaning of Section 409A(a)(2) of the Code, and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any Participant who takes a leave of absence.

(e)         All acts, determinations and decisions of the Board made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be in the Board’s sole discretion and shall be conclusive, final and binding upon all parties, including the Company, its stockholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

3.3         Delegation of Authority. The Board may, at any time and from time to time, delegate to one or more persons or Committees any or all of its authority under Section 3.2, to the full extent permitted by Applicable Law.

3.4       Award Agreements. Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Board, including without limitation provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant and the Board may, but need not, require that the Participant sign a copy of the Agreement.

3.5        Indemnification. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Board or Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Board or Committee member has been grossly negligent or engaged in willful misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1         Number of Shares.

(a)         Subject to adjustment as provided in (b) below and in Section 4.3, the aggregate number of Shares which are available for issuance pursuant to all Awards under the Plan is 357,000 Shares. Not more than 76,755 of the Shares issued under the Plan may be granted in the form of Restricted Stock Units and not more than 280,245 of the Shares issued under the Plan may be granted in the form of Performance Shares. Such Shares shall be made available from Shares currently authorized but unissued or to the extent permitted by Applicable Law, from Shares acquired by the Company for the purposes set forth herein.

(b)         The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(i)         Shares issued and withheld by the Company to satisfy the Participant’s tax withholding obligation with respect to any Award shall be counted as used.

(ii)         Shares subject to an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. Therefore, Shares reserved for issuance with respect to Awards that expire or are forfeited or canceled prior to issuance or are settled without the delivery of Shares, or with respect to which the performance terms are not met, shall again be available for issuance pursuant to another Award under the Plan. Also, if for any reason any Shares subject to an Award under the Plan are issued but are reacquired by the Company, for reasons including, but not limited to, a forfeiture or repurchase of an Award (“Returned Shares”), such Returned Shares shall again be available for issuance pursuant to another Award under the Plan.

(iii)         The Board shall reserve one Share for each Restricted Stock Unit awarded that may be settled in Shares. The Board shall reserve Shares to allow for issuance of the maximum number of Shares that may be awarded under an Agreement with respect to Performance Shares. Any such Awards that may not be settled in Shares shall not require a reserve.

4.2         Individual Limits. For each Award under the Plan, the number of Performance Shares awarded to a Participant shall equal approximately 78.5% of the Award, and the number of Restricted Stock Units awarded to a Participant shall equal approximately 21.5% of the Award.

4.3         Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a recapitalization, reorganization, reclassification, combination, exchange, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then appropriate adjustments shall be made by the Board at its discretion, in an equitable manner consistent with the circumstances, including, but not limited to, the following:

(a)         the limitations on the aggregate number of Shares that may be awarded as set forth in Section 4.1;

(b)         the limitations on the allocation of the number of Restricted Stock Units and Performance Shares that may be awarded to any one single Participant as set forth in Section 4.2.

(c)         the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award; and

(d)         the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares;

provided that the Board gives each Participant an opportunity to take appropriate action with respect to outstanding Awards if the Board’s action would limit the Participant’s rights.

The existence of the Plan and the Awards made hereunder shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the structure or capitalization of the Company or its business, any merger or consolidation of the Company, including a Business Combination or a Change in Control, any issuance of debt or equity securities having any priority or preference with respect to or affecting the Shares or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of their assets or business or any other corporate act or proceeding.

SECTION 5

RESTRICTED STOCK UNITS

5.1          Restricted Stock Units. Awards of Restricted Stock Units may be made to Eligible Participants in accordance with the following terms and conditions:

(a)         The Board shall determine the number of RSUs to grant to a Participant, the Restriction Period and other terms and conditions of the Award not inconsistent with this Plan, including whether the Award will be paid in cash, Shares or a combination of the two and the time when the Award will be payable (i.e., at vesting, termination of employment, Change in Control, or another date).

(b)         Unless the Agreement provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(c)         Restrictions upon RSUs awarded hereunder shall lapse at such time or times and on such terms and conditions as the Board may provide in the Agreement.

(d)         The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Participant’s employment with or services to the Company (including a forfeiture of RSUs for which the restrictions have not lapsed upon Participant’s ceasing to be employed) as the Board may, in its discretion, determine at the time the Award is granted.

(e)         An Award of Restricted Stock Units may provide the holder thereof with dividends or dividend equivalents, payable in cash or in additional Restricted Stock Units (or a combination thereof), as determined by the Board, on a current or deferred basis. Except as otherwise provided in the Participant’s Agreement, a Participant shall be entitled to receive any dividends declared subsequent to the vesting of Restricted Stock Units with respect to the Shares subject to the vested portion of the RSUs that have not yet been distributed to the Participant. In addition, unless otherwise provided in the Participant’s Agreement, a Participant shall be entitled to exercise full voting rights with respect to vested RSUs.

SECTION 6

PERFORMANCE SHARES

6.1         Grant of Performance Shares. Performance Shares may be granted to Eligible Participants in such amounts and upon such terms as are consistent with this Plan, and at any time and from time to time, as shall be determined by the Board.

6.2         Performance Share Agreement. In the applicable Agreement, the Board shall set the Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to the Participant. For purposes of this Section 6, the time period during which the Performance Measures must be met shall be called a “Performance Period.”

6.3         Earning of Performance Shares. Subject to the terms of this Plan and the applicable Agreement, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant during the Performance Period, to be determined as a function of the extent to which the corresponding Performance Measures have been achieved.

6.4        Form and Timing of Payment of Performance Shares. Subject to the terms of this Plan and the applicable Agreement, the Board may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Shares at the time of vesting. Such Shares may be issued subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form and timing of payout of such Awards shall be set forth in the Agreement pertaining to the grant of the Award.

Except as otherwise provided in the Participant’s Agreement, a Participant shall be entitled to receive any dividends declared subsequent to the vesting of Performance Shares with respect to earned Performance Shares that have not yet been distributed to the Participant. In addition, unless otherwise provided in the Participant’s Agreement, a Participant shall be entitled to exercise full voting rights with respect to earned Performance Shares.

6.5         Nontransferability. Except as otherwise provided in a Participant’s Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant, other than by will or by the laws of descent and distribution of the state in which the Participant resided on the date of his death. Further, except as otherwise provided in a Participant’s Agreement, a Participant’s rights under the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

SECTION 7

PERFORMANCE MEASURES

The performance measure(s) to be used for purposes of determining the degree of vesting and payout of Performance Share Awards (the “Performance Measures”) shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, return on sales, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost, or any function of any of the foregoing factors. For any Performance Period, the targeted level or levels of performance with respect to chosen Performance Measures may be established on an absolute basis or relative to a group of peer companies selected by the Board, relative to internal goals or relative to levels attained in prior years.

The Board shall be authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in Applicable Law or accounting principles. The Board shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures.

If Applicable Law permits Board discretion to alter or establish other governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval.

SECTION 8

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 9

DEFERRALS

To the extent set forth in the Agreement evidencing an Award, the Board may permit or require a Participant to defer under this Plan or to a separate deferred compensation arrangement of the Company such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the conversion or vesting of Restricted Stock Units or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Notwithstanding anything in this Plan or any Agreement to the contrary, however, with respect to all compensation deferred under this Plan or any Agreement within the meaning of Section 409A(a)(1)(A) of the Code, whether by action of the Board or by the election of the Participant, this Plan incorporates and makes applicable to such deferred compensation the requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code. If changes are made to Section 409A of the Code or regulations are promulgated thereunder, in either case to permit greater flexibility with respect to any Awards under the Plan that constitute deferred compensation, the Board may, subject to the requirements of Section 11, make any adjustments it deems appropriate.

SECTION 10

WITHHOLDING

10.1         Tax Withholding. The Company shall have the power and the right to deduct or withhold from any cash or property payable to a Participant under the Plan, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

10.2         Share Withholding. With the consent of the Board, with respect to withholding required upon any taxable event arising from the Company’s obligation to issue or transfer Shares to a Participant under the Plan, the Participant may satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the withholding obligation is incurred equal to the amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

SECTION 11

AMENDMENT AND TERMINATION

11.1         Amendment of Plan. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. To the extent required by Applicable Law, no amendment shall be effective unless approved by the stockholders of the Company at an annual or special meeting.

11.2         Amendment of Award Agreement. The Board may, at any time, without further action by the stockholders and without consent of or receiving further consideration from the affected Participants, amend outstanding Awards and Agreements in response to, or to comply with changes in, Applicable Law. To the extent not inconsistent with the terms of the Plan, the Board may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. The Board may amend Awards and Agreements otherwise with the written consent of the Participant.

11.3         Termination of Plan. No Awards shall be granted under the Plan later than ten (10) years after the Effective Date; provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

11.4         Adjustments Upon Change in Control and Other Events. Subject to compliance with the applicable requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code in the case of any Award that constitutes compensation deferred under the Plan within the meaning of Section 409A(a)(1) of the Code, the Board may provide in the Agreement for any Award for automatic accelerated vesting, lapse of any restrictions and any other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement, which rights may or may not be conditioned on a successor corporation’s failure to assume the Award or issue an equivalent award.

SECTION 12

MISCELLANEOUS PROVISIONS

12.1         Restrictions on Shares. All Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under Applicable Law, and the Board may cause a legend or legends to be placed on any such Shares to make appropriate reference to such restrictions. In making such determination, the Board may rely upon an opinion of counsel for the Company.

12.2         Rights of a Stockholder. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded a Restricted Stock Unit or Performance Share shall have any right as a stockholder with respect to any Shares covered by such Award prior to the date of issuance to him or her of such Shares.

12.3         No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Company or interfere in any way with the right of the Company (except as it may otherwise be limited by a written agreement between the Company and the Participant) to terminate the Participant’s employment or other service relationship for any reason at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Company for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company.

12.4        Non-Uniform Determinations. The Board’s determinations under the Plan (including without limitation determinations of the Eligible Participants to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Agreements evidencing Awards) need not be uniform and may be made by it selectively among Participants and Eligible Participants, whether or not such persons are similarly situated.

12.5         Compliance with Laws.

(a)         The Plan and the grant of Awards shall be subject to all Applicable Law and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

(b)         Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all Applicable Laws (including without limitation the requirements of the Securities Act of 1933).

(c)         Each Award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any Applicable Law or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the grantee of an Award with respect to the disposition of Shares, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of Shares thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

(d)         As a condition to the issuance or transfer of any Shares pursuant to any Award, the Board may require the Participant to represent and warrant at the time of such issuance or transfer that the Shares are being acquired only for investment and without any current intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is advisable.

12.6         Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

12.7         Tax Elections. Each Participant agrees to give the Board prompt written notice of any election made by such Participant under Code Section 83(b) or any similar provision thereof.

12.8         Legal Construction.

(a)         Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law with respect to which the Plan is intended to qualify, such provision shall be construed or deemed amended to conform to Applicable Law or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b)         Compliance with Section 409A of the Code. All Awards granted under the Plan are intended to be either exempt from the requirements of Section 409A of the Code or, if not exempt, to satisfy the requirements of Section 409A (including the Treasury Department guidance and regulations issued thereunder), and the Plan shall be administered, construed and interpreted in accordance with such intent. If the Board determines that an Award, Agreement, payment, transaction or any other action or arrangement contemplated by the provision of this Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A, then unless the Board specifically provides otherwise, such Award, Agreement, payment, transaction or other action or arrangement shall not be given effect to the extent that it causes such result and the related provision of the Plan or Agreement will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Board, in each case without the consent of or notice to the Participant. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant in connection with Awards (including any taxes and penalties under Section 409A) and the Company will have no obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

In addition, notwithstanding any other provision of the Plan or an Agreement to the contrary, the Company will not pay or accelerate the payment of any amount that constitutes “deferred compensation” within the meaning of Section 409A in violation of Section 409A. To the extent any amount of “deferred compensation” would otherwise vest and become payable upon a Change in Control or upon a Disability, as set forth herein or in an Agreement, any such Award may vest but payment shall not be accelerated unless the Change in Control also satisfies the definition of “change in the ownership” “change in the effective control” and/or “change in the ownership of a substantial portion of the assets” of the Company as those terms are defined in Treasury Regulations Section 1.409A-3(i)(5) (or such other regulation or guidance issued under Section 409A) or the Disability also satisfies the definition of “disability” as that term is defined in Treasury Regulations Section 1.409A-3(i)(4) (or such other regulation or guidance issued under Section 409A).

Any amount that constitutes “deferred compensation” within the meaning of Section 409A and is payable under the Plan or an Agreement solely by reason of a Participant’s termination of employment shall be payable only if the Participant has experienced a “separation from service” within the meaning of Section 409A (or the regulations or guidance issued under Section 409A), provided that if the Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, as determined by the Board in accordance with Section 409A, no payments shall be made before the six (6) month anniversary of the Participant’s separation from service, at which time all payments that would otherwise have been made during such six (6) month period shall be paid to the Participant in a lump sum.

(c)         Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(d)         Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Louisiana.

12.9       Plan Year. The Plan Year shall be a calendar year.

IN WITNESS WHEREOF, this Plan is executed as of this the [___] day of [__________], 2021.

CKX LANDS, INC.

By:
Name:
Title:

CKX Lands, Inc.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., EST, on May 5, 2021.

Online
Go to www.envisionreports.com/CKX or scan the QR code — login details arelocated in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors makes the following proposals and recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors:

01 - Lee W. Boyer	02 - Keith Duplechin	03 - Edward M. Ellington, II
04 - Daniel J. Englander	05 - Max H. Hart	06 - Eugene T. Minvielle, IV
07 - William Gray Stream	08 - Mary Leach Werner	09 - Michael B. White

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLDvote from all nominees

☐ For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

This proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEM 2, FOR ITEM 3, andFOR ITEM 4, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS NAMED ON THE REVERSE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee, or guardian, please give the full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person's full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

03FSVB

Important notice regarding the Internet availability of proxy materials for the 2021 Annual Meeting of shareholders.
The Proxy Statement, the form of Proxy and the 2020 Annual Report on Form 10-K are available at:
http://www.envisionreports.com/ckx

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CKX

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CKX Lands, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints W. Gray Stream and Lee W. Boyer or either of them acting in the absence of the other and with power of substitution, the proxies of the undersigned to attend the annual meeting of stockholders of CKX Lands, Inc. on May 6, 2021 at 10:00 a.m., central time, at 2417 Shell Beach Dive, Lake Charles, LA 70601, and any adjournment or postponement thereof, and to represent and vote, as provided on the other side, the shares of said corporation that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the meeting, with all powers that the undersigned would possess if present at the meeting.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

CKX Lands, Inc.

VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors makes the following proposals and recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors:

01 - Lee W. Boyer	02 - Keith Duplechin	03 - Edward M. Ellington, II
04 - Daniel J. Englander	05 - Max H. Hart	06 - Eugene T. Minvielle, IV
07 - William Gray Stream	08 - Mary Leach Werner	09 - Michael B. White

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

This proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEM 2, FOR ITEM 3, and FOR ITEM 4, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS NAMED ON THE REVERSE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee, or guardian, please give the full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person's full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

03FSWB

Important notice regarding the Internet availability of proxy materials for the 2021 Annual Meeting of shareholders.
The Proxy Statement, the form of Proxy and the 2020 Annual Report on Form 10-K are available at:
http://www.edocumentview.com/ckx

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CKX Lands, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints W. Gray Stream and Lee W. Boyer or either of them acting in the absence of the other and with power of substitution, the proxies of the undersigned to attend the annual meeting of stockholders of CKX Lands, Inc. on May 6, 2021 at 10:00 a.m., central time, at 2417 Shell Beach Dive, Lake Charles, LA 70601, and any adjournment or postponement thereof, and to represent and vote, as provided on the other side, the shares of said corporation that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the meeting, with all powers that the undersigned would possess if present at the meeting.

(Continued and to be marked, dated and signed, on the other side)